EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on this Schedule 13D, dated June 5, 2017 (the “Schedule 13D”), with respect to the Series A Shares and Series B Shares of Sociedad Quimica y Minera de Chile S.A. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 5th day of June, 2017.

Inversiones Global Mining (Chile) Limitada			Global Mining Investment Inc., Agencia en Chile

By:	/s/ Ricardo Moreno Moreno		By:	/s/ Aldo Motta Camp
	Name:	Ricardo Moreno Moreno		Name:	Aldo Motta Camp
	Title:	CEO		Title:	Officer

Global Mining Investment Inc.			Calichera Caiman, Inc.

By:	/s/ Aldo Motta Camp		By:	/s/ Patricio Phillips Sáenz
	Name:	Aldo Motta Camp		Name:	Patricio Phillips Sáenz
	Title:	Officer		Title:	Officer

Sociedad de Inversiones Pampa Calichera S.A.			Sociedad de Inversiones Oro Blanco S.A.

By:	/s/ Ricardo Moreno Moreno		By:	/s/ Ricardo Moreno Moreno
	Name:	Ricardo Moreno Moreno		Name:	Ricardo Moreno Moreno
	Title:	CEO		Title:	CEO

Potasios de Chile S.A.			Nitratos de Chile S.A.

By:	/s/ Ricardo Moreno Moreno		By:	/s/ Ricardo Moreno Moreno
	Name:	Ricardo Moreno Moreno		Name:	Ricardo Moreno Moreno
	Title:	CEO		Title:	CEO

Norte Grande S.A.			Inversiones SQYA Limitada

By:	/s/ Ricardo Moreno Moreno		By:	/s/ Aldo Motta Camp
	Name:	Ricardo Moreno Moreno		Name:	Aldo Motta Camp
	Title:	CEO		Title:	Officer

Inversiones SQ Limitada			S.Q. Grand Corp.

By:	/s/ Aldo Motta Camp		By:	/s/ Felipe García Huidobro M.
	Name:	Aldo Motta Camp		Name:	Felipe García Huidobro M.
	Title:	Officer		Title:	Officer

Pacific Atlantic International Holding Corporation			The Pacific Trust

By:	/s/ Felipe García Huidobro M.		By:	/s/ Luis López
	Name:	Felipe García Huidobro M.		Name:	Luis López on behalf of Alfaro, Ferrer & Ramirez,
	Title:	Officer		Title:	Trustee of the Pacific Trust

Mr. Julio Ponce Lerou

By:	/s/ Julio Ponce Lerou
	Name:	Julio Ponce Lerou
Title:

Inversiones La Esperanza (Chile) Ltda.			La Esperanza Delaware Corporation

By:	/s/ Yoshihito Hata		By:	/s/ Yoshihito Hata
	Name:	Yoshihito Hata		Name:	Yoshihito Hata
	Title:	General Manager		Title:	Attorney-in-Fact

Kochi S.A.			Kowa Company Ltd.

By:	/s/ Yoshihito Hata		By:	/s/ Yoshihito Hata
	Name:	Yoshihito Hata		Name:	Yoshihito Hata
	Title:	General Manager		Title:	Attorney-in-Fact

Yoshihiro Miwa

By:	/s/ Yoshihito Hata
	Name:	Yoshihito Hata
	Title:	Attorney-in-Fact